UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2008
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-129847	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 4, 2008, Celsius Holdings, Inc. issued an eight percent convertible note for $750,000. This note replaced an earlier note from December 2007 for $250,000 and we received $500,000 in additional financing. The note is convertible at 75% of the five day volume weighted average price prior to conversion notice, on or before July 10, 2008. If the note is not converted by this date, the note is due payable in 10 equal quarterly principal payments starting December 10, 2008. Accrued interest is due on July 10, 2008 and on the 10th of each month thereafter.

The foregoing description of the convertible note is qualified in its entirety by reference to the full text of the convertible note, a copy of which is attached hereto as Exhibit 10.1, respectively, which is incorporated herein in its entirety by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01	Exhibits

 (d) Exhibits.

10.1	Eight percent convertible note issued to CD Financial LLC.

99.1	Press release dated April 9, 2008

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: April 9, 2008	By: s/Jan Norelid
Jan Norelid
Chief Financial Officer